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                                                                  EXHIBIT 10(bb)


                               THIRD AMENDMENT TO

               HASBRO, INC. 1997 EMPLOYEE NON-QUALIFIED STOCK PLAN


       The Hasbro, Inc. 1997 Employee Non-Qualified Stock Plan (the "1997 Plan"), as amended, is hereby further amended in the manner set forth below by this third amendment (the "Third Amendment"). The effective date for this Third Amendment is December 23, 2005.


       1. Section 16(b)(1) and (2) of the 1997 Plan are hereby deleted and replaced in their entirety with the following:

              "(1) Upon the occurrence of an event constituting a Change in Control, all awards outstanding on such date shall become 100% vested and the then value of such awards, less all applicable withholding taxes, shall be paid to the participant in cash (or, in the case of stock options, SARs, stock awards and any other awards providing for equity in the Company, either in cash or in shares of Common Stock, or in any combination thereof, as may be determined by the Committee in its sole and absolute discretion) as soon as may be practicable. Upon such payment, such awards shall be cancelled.

              (2) The amount of cash to be paid with respect to stock awards, stock options and SARs shall be determined by multiplying the number of such awards by (i) in the case of stock awards, the CIC Price, provided, however, that in the case of stock awards where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, or when the stock awards will vest solely as a result of continuous service with the Company, the number of stock awards to be multiplied shall be the number of shares issued pursuant to the award as determined in accordance with the award agreement and in the case of stock awards where the performance period, if any, has not been completed upon the occurrence of a Change in Control, the number of stock awards to be multiplied shall be the higher of the target number of such awards as determined by the Committee at the time of grant and the number of shares issuable based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period, (ii) in the case of stock options, the difference between the exercise price per share and the CIC Price, if the CIC price is higher, and (iii) in the case of SARs, the difference between the exercise or designated price per share and the CIC Price, if the CIC price is higher. In the case of cash awards the amount of cash to be paid shall be determined, (i) where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the value of such award as determined in accordance with the award agreement and (ii) where the performance period, if any, has not been completed upon the occurrence of Change in Control, the higher of the target value of such awards as determined by the Committee at the time of grant and the value of such awards based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period. In addition, all accrued dividends and dividend equivalents or interest accrued on deferred settlements shall be paid.

              (3) In the event that the Committee determines pursuant to Section 16(b)(1) above to pay participants the value of an equity award in shares of Common Stock, the number of shares of Common Stock to be paid to each participant will be determined by taking the cash value which would have been paid if the Committee had elected to pay in cash, computed in accordance with Section 16(b)(2) above, and dividing such value by the Payout Fair Market Value of the Common Stock. No fractional shares of Common Stock will be issued. The value of any fractional share amount will be paid to the participant in cash. For purposes of this Plan the term "Payout Fair Market Value" shall mean the average of the Fair Market Values of the Stock for the ten trading days immediately preceding the date on which the Change in Control shall have occurred.




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              (4) Instead of the treatment afforded by Section 16(b)(1) above, in the event of a merger or consolidation in which the Company is not the surviving corporation, as well as a merger of consolidation which would constitute a Change in Control under Section 16(a)(C) above (whether or not the Company is the surviving corporation), the agreement of merger or consolidation may provide (i) that the stock awards, stock options, SARs or cash awards are unaffected by the merger or consolidation, (ii) for substituted stock awards, stock options, SARs or cash awards by the surviving corporation for those stock awards, SARs or cash awards granted hereunder or (iii) for the assumption of such awards, options or SARs by the surviving corporation, in which case the Committee in its sole discretion, may provide for such substitution or assumption with such adjustments to the awards, options and SARs granted hereunder as the Committee shall in its sole discretion determine."